EXHIBIT 99.1

February 26, 2024
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS STRONG GROWTH OF 44% IN NET SALES, 39% IN OPERATING INCOME AND 23% IN NET INCOME FOR THE FIRST QUARTER OF FISCAL 2024

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported an increase in net income of 23% to $114.7 million, or $.82 per diluted share, in the first quarter of fiscal 2024, up from $93.0 million, or $.67 per diluted share, in the first quarter of fiscal 2023.

Net sales increased 44% to $896.4 million in the first quarter of fiscal 2024, up from $620.9 million in the first quarter of fiscal 2023. Operating income increased 39% to $180.2 million in the first quarter of fiscal 2024, up from $129.4 million in the first quarter of fiscal 2023. The Company's consolidated operating margin was 20.1% in the first quarter of fiscal 2024, as compared to 20.8% in the first quarter of fiscal 2023.

Our commercial aerospace sales growth has resulted in fourteen consecutive quarters of sequential growth in net sales at the Flight Support Group.

EBITDA increased 43% to $224.4 million in the first quarter of fiscal 2024, up from $157.1 million in the first quarter of fiscal 2023. See our reconciliation of net income attributable to HEICO to EBITDA at the end of this press release.

Net income attributable to HEICO in the first quarter of fiscal 2024 and 2023 were both favorably impacted by a discrete income tax benefit from stock option exercises. The benefit in the first quarter of fiscal 2024, net of noncontrolling interests, was $13.3 million, up from $6.1 million in the first quarter of fiscal 2023.

Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's first quarter results stating, "We are very pleased to report strong quarterly consolidated net sales driven by record quarterly operating results at the Flight Support Group and the contributions from our fiscal 2023 acquisitions. These results reflect 12% organic growth in the Flight Support Group's net sales principally arising from increased demand for its commercial aerospace products and services.

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Our total debt to net income attributable to HEICO ratio was 5.88x as of January 31, 2024, down from 6.14x as of October 31, 2023. Our net debt to EBITDA ratio was 2.79x as of January 31, 2024, down from 3.04x as of October 31, 2023. See our reconciliation of total debt to net debt at the end of this press release.

Cash flow provided by operating activities increased 46% to $111.7 million in the first quarter of fiscal 2024, up from $76.7 million in the first quarter of fiscal 2023. We continue to forecast strong cash flow from operations for fiscal 2024.

As we look ahead to the remainder of fiscal 2024, we continue to anticipate net sales growth in both the Flight Support Group and the Electronic Technologies Group, principally driven by contributions from our fiscal 2023 acquisitions and demand for the majority of our products. Additionally, we plan to continue our commitment to developing new products and services and further market penetration, while maintaining our financial strength and flexibility."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's record setting first quarter results stating, "Continuing our growth trend, we achieved quarterly increases of 67% and 63% in net sales and operating income, respectively, as compared to the first quarter of fiscal 2023. These results principally reflect robust 12% quarterly organic net sales growth principally for our commercial aerospace parts and services as well as the contribution from our fiscal 2023 acquisition of Wencor, which continues to perform above our expectations, partially offset by lower specialty products net sales. The Flight Support Group has now achieved fourteen consecutive quarters of growth in net sales.

The Flight Support Group's net sales increased 67% to a record $618.7 million in the first quarter of fiscal 2024, up from $371.3 million in the first quarter of fiscal 2023. The net sales increase reflects the impact from our fiscal 2023 acquisition and strong 12% organic growth. The organic net sales growth mainly reflects increased demand within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's operating income increased 63% to a record $136.1 million in the first quarter of fiscal 2024, up from $83.6 million in the first quarter of fiscal 2023. The operating income increase principally reflects the previously mentioned net sales growth, partially offset by an increase in intangible asset amortization expense and higher inventory obsolescence expense.

The Flight Support Group's operating margin was 22.0% in the first quarter of fiscal 2024, as compared to 22.5% in the first quarter of fiscal 2023. The small decrease in the Flight Support Group's operating income as a percentage of net sales principally reflects a slightly lower gross profit margin and higher expected intangible asset

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amortization expense due to the Wencor acquisition, partially offset by lower performance-based compensation expense."

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's first quarter results stating, "Improved demand resulted in strong organic net sales growth of our aerospace products and the net sales contribution from our fiscal 2023 acquisitions collectively contributed to double-digit quarterly net sales growth. Our ongoing commitment to long-term growth was exhibited through increased spending on new product research and development.

The results of our new product research and development, combined with our near record backlog and our shipment schedule, are expected to result in higher net sales and profit margins in the quarters ahead and over the long term.

The Electronic Technologies Group's net sales increased 12% to $285.9 million in the first quarter of fiscal 2024, up from $255.1 million in the first quarter of fiscal 2023. The net sales increase is mainly attributable to the impact from our fiscal 2023 acquisitions and increased organic net sales of our aerospace products, partially offset by lower organic net sales of our other electronics, medical and commercial space products.

The Electronic Technologies Group's operating income was $55.3 million in the first quarter of fiscal 2024, as compared to $56.5 million in the first quarter of fiscal 2023. The operating income decrease principally reflects a less favorable product sales mix resulting in lower efficiencies and an increase in new product research and development expenses, partially offset by the previously mentioned net sales increase and acquisition costs incurred in the first quarter of fiscal 2023 related to the closing of an acquisition.

The Electronic Technologies Group's operating margin was 19.3% in the first quarter of fiscal 2024, as compared to 22.2% in the first quarter of fiscal 2023. The lower operating margin, which we expect to improve in the quarters ahead, principally reflects the previously mentioned product sales mix, higher new product research and development expenses, and increased selling, general and administrative ("SG&A") expenses as a percentage of net sales, which supports our forecasted strong net sales and earnings growth for the remainder of fiscal 2024, partially offset by the previously mentioned lower acquisition costs. For the full year, we expect SG&A expenses to decrease as a percentage of net sales, as our net sales increase"

Non-GAAP Financial Measures

To provide additional information about the Company's results, HEICO has discussed in this press release its EBITDA (calculated as net income attributable to HEICO adjusted for depreciation and amortization expense, net income attributable to noncontrolling

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interests, interest expense and income tax expense), its net debt (calculated as total debt less cash and cash equivalents), and its net debt to EBITDA ratio (calculated as net debt divided by EBITDA), which are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These non-GAAP measures are included to supplement the Company’s financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate the performance of its business and believes the presentation of these measures enhance an investor's ability to analyze trends in the Company’s business and to evaluate the Company’s performance relative to other companies in its industry. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of these non-GAAP measures in the last table included in this press release.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) carries 1/10 vote per share and the Common Stock (HEI) carries one vote per share.)

There are currently approximately 83.6 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 54.8 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Tuesday, February 27, 2024 at 9:00 a.m. Eastern Standard Time to discuss its first quarter results. Individuals wishing to participate in the conference call should dial: US and Canada (888) 256-1007, International (929) 477-0448, wait for the conference operator and provide the operator with the Conference ID 8809355. A digital replay will be available two hours after the completion of the conference for 14 days. To access the replay, please visit our website at www.heico.com under the Investors section for details.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense,

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space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements. Factors that could cause such differences include, among others: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic; our liquidity and the amount and timing of cash generation; lower commercial air travel, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; and economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended January 31,
	2024		2023
Net sales	$896,363		$620,915
Cost of sales	549,594		377,116
Selling, general and administrative expenses	166,559		114,365
Operating income	180,210		129,434
Interest expense	(38,607)		(6,068)
Other income	679		639
Income before income taxes and noncontrolling interests	142,282		124,005
Income tax expense	16,800	(a)	21,000	(b)
Net income from consolidated operations	125,482		103,005
Less: Net income attributable to noncontrolling interests	10,784		9,978
Net income attributable to HEICO	$114,698	(a)	$93,027	(b)

Net income per share attributable to HEICO shareholders:
Basic	$.83	(a)	$.68	(b)
Diluted	$.82	(a)	$.67	(b)

Weighted average number of common shares outstanding:
Basic	138,265		136,655
Diluted	139,893		138,579

	Three Months Ended January 31,
	2024		2023
Operating segment information:
Net sales:
Flight Support Group	$618,716		$371,278
Electronic Technologies Group	285,942		255,059
Intersegment sales	(8,295)		(5,422)
	$896,363		$620,915

Operating income:
Flight Support Group	$136,091		$83,609
Electronic Technologies Group	55,328		56,537
Other, primarily corporate	(11,209)		(10,712)
	$180,210		$129,434

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)During the first quarter of fiscal 2024, the Company recognized a $13.6 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $13.3 million, or $.10 per basic and diluted share.

(b)During the first quarter of fiscal 2023, the Company recognized a $6.2 million discrete tax benefit from stock option exercises, which, net of noncontrolling interests, increased net income attributable to HEICO by $6.1 million, or $.04 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	January 31, 2024	October 31, 2023
Cash and cash equivalents	$196,323	$171,048
Accounts receivable, net	471,697	509,075
Contract assets	108,888	111,702
Inventories, net	1,068,735	1,013,680
Prepaid expenses and other current assets	66,716	49,837
Total current assets	1,912,359	1,855,342
Property, plant and equipment, net	327,661	321,848
Goodwill	3,290,494	3,274,327
Intangible assets, net	1,365,682	1,357,281
Other assets	439,873	386,265
Total assets	$7,336,069	$7,195,063

Short-term and current maturities of long-term debt	$4,739	$17,801
Other current liabilities	599,356	647,541
Total current liabilities	604,095	665,342
Long-term debt, net of current maturities	2,495,726	2,460,277
Deferred income taxes	128,203	131,846
Other long-term liabilities	425,541	379,640
Total liabilities	3,653,565	3,637,105
Redeemable noncontrolling interests	365,865	364,807
Shareholders’ equity	3,316,639	3,193,151
Total liabilities and equity	$7,336,069	$7,195,063

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended January 31,
	2024	2023
Operating Activities:
Net income from consolidated operations	$125,482	$103,005
Depreciation and amortization	43,505	27,060
Employer contributions to HEICO Savings and Investment Plan	5,665	3,814
Share-based compensation expense	4,881	2,812
Increase in accrued contingent consideration, net	1,095	1,336
Deferred income tax (benefit) provision	(3,759)	980
Payment of contingent consideration	(6,203)	(6,299)
Decrease (increase) in accounts receivable	38,940	(7,095)
Decrease (increase) in contract assets	4,560	(7,303)
Increase in inventories	(49,846)	(52,041)
(Decrease) increase in current liabilities	(49,714)	4,264
Other	(2,954)	6,153
Net cash provided by operating activities	111,652	76,686

Investing Activities:
Acquisitions, net of cash acquired	(46,208)	(503,736)
Capital expenditures	(13,377)	(10,846)
Investments related to HEICO Leadership Compensation Plan	(12,710)	(11,800)
Other	1,156	402
Net cash used in investing activities	(71,139)	(525,980)

Financing Activities:
Borrowings on revolving credit facility, net	35,000	493,000
Payments on short-term debt, net	(13,924)	—
Cash dividends paid	(13,831)	(13,668)
Payment of contingent consideration	(13,797)	(3,710)
Distributions to noncontrolling interests	(8,766)	(11,291)
Acquisitions of noncontrolling interests	(2,212)	(2,733)
Redemptions of common stock related to stock option exercises	(601)	(14,805)
Proceeds from stock option exercises	2,254	2,845
Other	(852)	(463)
Net cash (used in) provided by financing activities	(16,729)	449,175

Effect of exchange rate changes on cash	1,491	3,234

Net increase in cash and cash equivalents	25,275	3,115
Cash and cash equivalents at beginning of year	171,048	139,504
Cash and cash equivalents at end of period	$196,323	$142,619

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HEICO CORPORATION
Non-GAAP Financial Measures (Unaudited)
(in thousands, except ratios)

	Three Months Ended January 31,
EBITDA Calculation	2024	2023
Net income attributable to HEICO	$114,698	$93,027
Plus: Depreciation and amortization	43,505	27,060
Plus: Net income attributable to noncontrolling interests	10,784	9,978
Plus: Interest expense	38,607	6,068
Plus: Income tax expense	16,800	21,000
EBITDA (a)	$224,394	$157,133

	Trailing Twelve Months Ended
EBITDA Calculation	January 31, 2024	October 31, 2023
Net income attributable to HEICO	$425,267	$403,596
Plus: Depreciation and amortization	146,488	130,043
Plus: Net income attributable to noncontrolling interests	41,593	40,787
Plus: Interest expense	105,523	72,984
Plus: Income tax expense	106,700	110,900
EBITDA (a)	$825,571	$758,310

Net Debt Calculation	January 31, 2024	October 31, 2023
Total debt	$2,500,465	$2,478,078
Less: Cash and cash equivalents	(196,323)	(171,048)
Net debt (a)	$2,304,142	$2,307,030

Total debt	$2,500,465	$2,478,078
Net income attributable to HEICO (trailing twelve months)	$425,267	$403,596
Total debt to net income attributable to HEICO ratio	5.88	6.14

Net debt	$2,304,142	$2,307,030
EBITDA (trailing twelve months)	$825,571	$758,310
Net debt to EBITDA ratio (a)	2.79	3.04

(a) See the "Non-GAAP Financial Measures" section of this press release.